                                                           Exhibit 4.2


                             SUPPLEMENTAL INDENTURE

          This SUPPLEMENTAL INDENTURE is dated as of September __, 2000 by and among United Musical Instruments Holdings, Inc., a Delaware corporation, United Musical Instruments USA, Inc., an Indiana corporation (each a "NEW GUARANTOR" and, together with the Persons identified as Guarantors in the Indenture referred to below and any other Guarantors that execute this form of Supplemental Indenture, the "GUARANTORS"), both Restricted Subsidiaries of The Selmer Company, Inc., a Delaware corporation, or its successors and assigns (the "COMPANY"), and Firstar Bank of Minnesota, N. A., as successor trustee under the Indenture referred to below (the "TRUSTEE").

                               W I T N E S S E T H

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "INDENTURE"), dated as of May 25, 1995, providing for the issuance of 11% Senior Subordinated Notes due 2005 (the "NOTES");

          WHEREAS, the Indenture provides that under certain circumstances the Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantors shall unconditionally guarantee all of the Company's obligations under the Notes on the terms and conditions set forth herein (the "SENIOR SUBORDINATED GUARANTEE"); and

          WHEREAS, pursuant to Section 9.01 and 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. COUNTERPART TO THE INDENTURE. This Supplemental Indenture specifically incorporates, restates and reaffirms all of the warranties, representations, covenants and other provisions of the Indenture, notwithstanding the fact that such provisions are not restated herein. By executing this Supplemental Indenture, the New Guarantors subscribe to all of the covenants and other provisions in the Indenture as applicable to the Guarantors, and the New Guarantors hereby agree that they each shall be bound by all of the provisions of the Indenture. Upon execution, this Supplemental Indenture shall become part of the Indenture and the rights and obligations of the New Guarantors hereunder shall be construed to be identical to the rights and obligations of the Guarantors under the Indenture. Reference is hereby made to the Indenture for the precise terms of this Supplemental Indenture. In the event of any conflict between the provisions herein and the provisions of the Indenture, the Indenture shall control.

          3. AGREEMENT TO GUARANTEE. Each New Guarantor hereby agrees as follows:

          (a) Subject to Article 11 of the Indenture, each New Guarantor, jointly and severally with the other Guarantors, hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the Obligations of the Company under the Indenture or the Notes, that: (i) the principal of, premium, if any, and interest, including Liquidated Damages, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and (to the extent permitted by law) interest on the overdue principal of, premium and interest, including Liquidated Damages, on the Notes, if any, and all other obligations of the Company to the Holders or the Trustee under the Indenture or the Notes shall be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Notes; and (ii) in case of any extension of time for payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the New Guarantors shall be obligated to pay the same immediately whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section 6.01 of the Indenture. Each New Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

          (b) Each New Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each New Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that, subject to Article 11 of the Indenture, this Senior Subordinated Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

          (c) If any Holder of Notes or the Trustee is required by any court or otherwise to return to the Company or the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Senior Subordinated Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (d) Each New Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Notes in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each New Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Senior Subordinated Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby and (y) in the event of any declaration of acceleration of such Obligations as provided in Section 6.02 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose Senior Subordinated Guarantee. The Guarantors shall have the right contribution from any non-paying Guarantor so long as the exercise right does not impair the rights of the Holders under the Senior Subordinated Guarantees.

          4. SUBORDINATION OF SENIOR SUBORDINATED GUARANTEE. The Obligations of each Guarantor under its Senior Subordinated Guarantee pursuant to Article 11 of the Indenture shall be junior and subordinated to the Senior Guarantee of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to the Indenture, including Article 10 thereof.

          5. LIMITATION ON GUARANTOR LIABILITY. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Senior Subordinated Guarantee of each Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Senior Subordinated Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and each New Guarantor hereby irrevocably agree that the obligations of each Guarantor under its Senior Subordinated Guarantee and Article 11 of the Indenture shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of each Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture, result in the obligations of the Guarantor under its Senior Subordinated Guarantee not constituting a fraudulent transfer or conveyance.

          6. EXECUTION AND DELIVERY OF SENIOR SUBORDINATED GUARANTEES.

          (a) To evidence its Senior Subordinated Guarantee set forth in this Supplemental Indenture and in Section 11.01 of the Indenture, each New Guarantor hereby agrees that a notation of such Senior Subordinated Guarantee substantially in the form of Exhibit A to the Indenture shall be endorsed by an officer of each Guarantor on each Senior Subordinated Note authenticated and delivered by the Trustee and that this Supplemental Indenture, as a counterpart to the Indenture, shall be executed on behalf of each Guarantor by its President or one of its Vice Presidents and attested to by an Officer.

          (b) Each New Guarantor hereby agrees that its Senior Subordinated Guarantee set forth in this Supplemental Indenture and in Section 11.01 of the Indenture shall remain in full force and effect notwithstanding any failure to endorse on each Senior Subordinated Note a notation of such Senior Subordinated Guarantee.

          (c) If an Officer whose signature is on this Supplemental Indenture or on the Senior Subordinated Guarantee no longer holds that office at the time the Trustee authenticates the Senior Subordinated Note on which a Senior Subordinated Guarantee is endorsed, the Senior Subordinated Guarantee shall be valid nevertheless.

          (d) The delivery of any Senior Subordinated Note by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Senior Subordinated Guarantee set forth in the Indenture on behalf of each New Guarantor.

          7. "TRUSTEE" TO INCLUDE AGENT. In case at any time any Agent other than the Trustee shall have been appointed by the Company and be then acting under the Indenture, the term "Trustee" as used in Article 11 thereto shall in such case (unless the context shall otherwise require) be construed as extending to and including such Agent within its meaning as fully and for all intents and purposes as if such Agent were named in Article 11 of the Indenture in place of the Trustee.

          8. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of either New Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Senior Subordinated Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          9. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE SENIOR SUBORDINATED GUARANTEE.

          10. COUNTERPART ORIGINALS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          11. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

          12. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantors and the Company.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.



                                UNITED MUSICAL INSTRUMENTS HOLDINGS, INC.



                                By:  /s/ Dennis M. Hanson
                                    ----------------------------
                                    Name:
                                    Title:


Attest:

 /s/ Barbara Johnson
------------------------

                                UNITED MUSICAL INSTRUMENTS USA, INC.



                                By: /s/ Dennis M. Hanson
                                   ----------------------------
                                   Name:
                                   Title:

Attest:

 /s/ Barbara Johnson
------------------------


                                FIRSTAR BANK OF MINNESOTA, N.A.,
                                as Trustee



                                By: /s/ Frank P. Leslie
                                   ------------------------
                                   Name: Frank P. Leslie
                                   Title: Vice President

Attest:

 /s/ Lori S. Amell
------------------------